EXHIBIT 10.13
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                BUFFETS HOLDINGS, INC. EQUITY PARTICIPATION PLAN

                                    ARTICLE 1
                                     GENERAL
1.1      Purpose; Overview.

         (a) PURPOSE. The purpose of the Buffets Holdings, Inc. Equity Participation Plan (the "Plan") is to give selected full time senior general managers, above-store field managers, and director level and equivalent corporate personnel (the latter personnel generally falling within job classification 58 or higher consistent with the classification system in place at the time of this Plan's inception, or similarly situated personnel under any future system of classification)[the latter personnel referred to herein as "Corporate Directors"], and founder advisors and members of the Board of Directors, of Buffets Holdings, Inc. or its Affiliates (collectively, the "Company," and the selected personnel above-referenced collectively, "Key Personnel"), an equity-based incentive to maintain and enhance the performance and profitability of the Company.

         (b) OVERVIEW. The following overview shall be subject to the more specific Plan provisions describing the grant, exercise and settlement of
Awards:

                  (i) Awards under the Plan shall be made with respect to a specified number of shares of the Company's Common Stock.

                  (ii) The Award will entitle the grantee to receive either cash or stock based upon the growth in the value of shares of the Company's Common Stock from the value when the Award was granted to the value at the time of exercise.

1.2      Administration.

         (a) The Plan shall be administered by the compensation committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), which Committee shall consist of two or more directors. The members of the Committee shall be appointed by the Board, and may be changed at any time and from time to time in the discretion of the Board. Effective on and after a Public Offering, each member of the Committee shall be a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, or a person meeting any similar requirement under any successor rule or regulation and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and the Treasury Regulations promulgated thereunder.

         (b) Each grant of an Award under the Plan must be pre-approved by the Committee. No grantee may participate in the consideration of any Award in which they benefit.

         (c) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and/or any Award Agreement.

         (d) The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive.

         (e) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

         (f)      Notwithstanding anything to the contrary contained hereunder:
(i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (ii) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the



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Plan. In either of the foregoing events, the term "Committee" as used herein shall be deemed to refer to the Board.

         (g) The Chief Executive Officer, the Chief Financial Officer, and the Secretary of the Company shall have the authority to execute instructions of the Board or the Committee with respect to grants of awards, as well as preparation and collection of option Award Agreements, and similar administrative functions.

1.3      Persons Eligible for Awards.

Awards under the Plan may be made to such Key Personnel as the Committee shall from time to time in its sole discretion select. Such key personnel shall be eligible for Awards under the Plan as of the first day of their employment or promotion into an eligible position, as applicable. If a previously eligible employee undergoes a change in position with the Company such that he is no longer in an eligible group, or if an otherwise-eligible individual begins serving on the Board or acquires equity in the Company pursuant to incentive shares, "additional shares" or subsequently acquired shares, such individual shall not, at the Committee's election, be eligible for any new Awards under the Plan while such status applies, but any previously issued Awards will remain in effect.

1.4      Types of Awards Under Plan.

         (a) Awards under the Plan ("Awards") shall be made in the form of options ("options") to purchase shares of the Company's Common Stock.

         (b) The options covered by Awards shall be "non-qualified" stock options subject to the provisions of Code Section 83.

1.5      Shares Available for Awards.

         (a) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), the total number of shares of Common Stock with respect to which Awards may be granted hereunder shall equal 113,750 shares of Common Stock. In accordance with (and without limitation upon) the preceding sentence, Awards may be made in respect of shares covered by previously-granted Awards, to the extent that such previously-granted Awards have expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise of such previously-granted Awards).

         (b) Shares of Common Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued or treasury shares of Common Stock.

         (c) Without limiting the generality of the foregoing, the Committee may, with the grantee's consent, cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine; provided that the substituted Award shall satisfy all applicable Plan requirements as of the date such new Award is granted.

1.6      Definition of Certain Terms.

         (a) The term "Affiliate" as used herein means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

         (b) The term "Common Stock" as used herein means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

         (c) References herein to "employment" and "termination of employment" shall refer only to the performance of services for, and cessation of the performance of services for, the Company or an Affiliate in the capacity of a common law employee. An individual shall not be deemed to


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have terminated employment until he no longer is a common law employee of the
Company or any of its Affiliates. In the case of an Award made to a Key Person who is not, at the time of the Award, a common law employee, references herein to employment, to termination of employment or the like shall be understood to refer to the period of services during which the Key Person provides services as a Director (or, if relevant, in some other independent contractor relationship).

         (d) References to the time of a "Public Offering" shall mean the earliest date on which shares of the Company's Common Stock are listed for trading on the New York Stock Exchange, the American Stock Exchange or authorized for quotation on the Nasdaq National Market.

         (e) References to an "Extraordinary Transaction" shall mean (i) the sale in one transaction or a series of transactions of all or substantially all of the assets of the Company, or (ii) the acquisition by any person or group (as the terms "person" and "group" are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under Section 13(d) of the Exchange Act), of beneficial ownership (as such term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of Common Stock or other voting securities of the Company possessing in excess of 50% of the voting power of the outstanding voting securities of the Company.

1.7      Agreements Evidencing Awards.

         (a) Awards made under the Plan shall be evidenced by written agreements that shall (i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "Award Agreements."

         (b) Each Award Agreement shall set forth the number of shares of Common Stock subject thereto.

         (c) Each Award Agreement shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby, which, for purposes of options granted in January, 2001, shall equal $10 per share of Common Stock. For Awards made after January, 2001, the option exercise price for each option granted in a particular fiscal quarter shall be set based on the four full fiscal quarters immediately preceding the date of award, using the following calculation:

The quotient obtained by dividing (x) the amount by which (i) the sum of (A) the product of 4.5 times EBITDA of the Company during the Measurement Period plus
(B) the proceeds payable to the Company upon the exercise of options or warrants to acquire Common Stock that are included in determining the number of shares of Fully Diluted Common Stock (ii) exceeds the Consolidated Indebtedness of the Company as of the date of grant of an Award by (y) the number of shares of Fully Diluted Common Stock on the date of grant of said Award.

All determinations of option exercise prices under this Section 1.7(c) shall be made by the Committee based on the principle that any such determination shall be made in good faith; provided, however, that the Committee's determinations of option exercise prices shall be final, binding and conclusive.

For purposes of this Section, the following definitions shall apply:

"Consolidated Indebtedness" shall mean, without duplication, any indebtedness of the Company and its subsidiaries, whether or not contingent, in respect of (A) borrowed money or evidenced by bonds, notes, debentures or similar instruments,
(B) obligations under letters of credit (other than Risk Management LCs or reimbursement agreements in respect thereof), banker's


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acceptances or similar arrangements, (C) capital lease obligations, (D) the balance deferred and unpaid of the purchase price of any property, (E) indebtedness of others secured by a lien on any asset of the Company or its subsidiaries (whether or not such indebtedness is assumed by the Company), (F) all obligations respecting the purchase, redemption, retirement or liquidation value of preferred stock, including the Liquidation Value of and the Maximum Dividend (each, as defined in the Company's Certificate of Incorporation) payable with respect to the Preferred Stock; and (G) to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of any Consolidated Indebtedness outstanding as of any date shall be
(x) the accreted value thereof, in the case of any indebtedness issued with original issue discount, and (y) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. Indebtedness between the Company and its subsidiaries or between subsidiaries of the Company shall not be included in Consolidated Indebtedness. For purposes of avoidance of doubt, neither the lease of the Company's headquarters entered into as part of the sale/leaseback transaction entered into on September 29, 2000 nor Risk Management LCs shall constitute Consolidated Indebtedness. In determining the amount of Consolidated Indebtedness, any contingent items, guarantees or other amounts that are not recorded on the Company's consolidated balance sheet shall be included at the fair probable value thereof (meaning an estimate of the likely deduction an appraiser would make from enterprise value to arrive at equity value when valuing the common stock of the Company).

"Contingent Right" shall mean any option, warrant, conversion right or other right to subscribe for, purchase or acquire Common Stock, Preferred Stock or any other shares of capital stock of the Company.

"EBITDA" shall mean, for a specified fiscal period, consolidated net income
(loss) of the Company, (x) plus, to the extent deducted in computing such consolidated net income (loss), (1) an amount equal to any extraordinary loss and/or any net capital loss realized (2) provision for taxes based on income or profits, (3) consolidated interest expense whether paid or accrued and whether or not capitalized (including amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness (including costs associated with letters of credit included in "Consolidated Indebtedness", as such term is defined in the Stockholders' Agreement)), (4) depreciation and amortization (including amortization of goodwill, organization costs and capitalized management fees, overhead allocations, or transaction fees paid to the Sponsor (as defined in the Stockholders' Agreement) or Affiliates or paid to Sentinel Capital Partners or its Affiliates (but excluding payments of expense reimbursement or indemnification payments to Sponsor), (6) dividends paid or accrued on preferred stock, and (b) any management fees, overhead allocations and transaction fees paid to the Sponsor or its Affiliates or paid to Sentinel Capital Partners or its Affiliates (but excluding payments of expense reimbursement or indemnification payments to Sponsor), and (y) minus any tax benefit recorded and any extraordinary gain and/or any net capital gain realized, in each case, on a consolidated basis and determined in accordance with GAAP.

"Fully Diluted Common Stock" shall mean at any time, all shares of Common Stock then issued and outstanding and all shares of Common Stock issuable upon the exercise of any then outstanding Contingent Right, whether or not such Contingent Right is at the time exercisable.

"Measurement Period" shall mean the four full fiscal quarters immediately preceding the date of grant of an Award of a grantee's options.


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"Preferred Stock" shall mean shares of Senior Preferred Stock, par value $.01 per share, of the Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split up, stock dividend, rights offering, reverse stock split or other similar action made, declared or effected with respect to the Preferred Stock.

"Risk Management LCs" shall mean letters of credit issued in connection with the Company's or any subsidiary's risk management program, including letters of credit issued in connection with worker's compensation programs."

                                    ARTICLE 2
                                AWARDS OF OPTIONS

2.1      Grant of Stock Options.

Each Award shall provide the grantee an option to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall in its sole discretion specify in the applicable Award Agreement, subject to the terms of the Plan.

2.2      Exercisability of Options.

Subject to the other provisions of the Plan:

         (a) Exercise Event. Each award of an option shall only become exercisable upon the occurrence of an event qualifying for "Tag-Along" treatment under Section 4.5 of the Stockholders' Agreement and only to the extent necessary to participate in the "Tag-Along" sale, or in the event that Caxton-Iseman Investments, L.P. invokes its "Drag-Along" rights pursuant to
Section 4.7 of the Stockholders' Agreement (any such event to be described herein as an "Exercise Event").

                  (i) CASH TRANSACTION. Upon the closure and funding of an Exercise Event that is a cash transaction associated with a "Tag-Along" (but only to the extent necessary to participate in the "Tag-Along" sale) or a "Drag-Along" event, the options shall unilaterally be sold, on the optionees' behalf, pursuant to a same-day sale treated as a book entry by the Company and the Company shall then distribute the proceeds net of the option exercise price, withholdings and other deductions, to the optionees.

                  (ii) EQUITY EXCHANGE. If, instead of a cash transaction, the Exercise Event is an equity exchange for Company shares associated with a "Tag-Along" or a "Drag-along" event, the Board may elect at such time whether to
(x) cash out the options as set forth in (i) above, based on an equivalent value, or (y) unilaterally exercise the options and provide the optionee with exchange shares in-kind, net of the option price. The Board has full discretion to exercise its cash out right established herein, whether or not it determines that such cash out is necessary in order to satisfy regulatory requirements under securities laws or other laws.

         (b) LIQUIDATION PRICE. Upon the exercise of an option pursuant to an Exercise Event, each optionee shall receive, in the case of a cash transaction or a Board election to cash out optionees pursuant to an equity transaction, the actual net cash (net of taxes and other withholdings) payable per share of Common Stock pursuant to such transaction. In the case of an equity transaction, each optionee shall receive the net shares exchanged per share of Common Stock (net of taxes and other withholdings). In all cases, payment will be net of the option exercise price, withholdings and other deductions, as described in (a) above.

2.3      Limitation on Exercise.  Notwithstanding any other provision of the
Plan:

         (a) The options awarded under the Plan shall be exercisable for fifteen years after the date of grant (unless terminated earlier in accordance with Section 2.5 of the Plan).

         (b) Except as otherwise provided in the Plan, an option Award shall not be exercisable prior to the occurrence of a transaction described in
Section 2.2(a), above.


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         (c)      Subject to the provisions of Section 1.2 hereof, if the Board shall propose or cause the Company to enter into an Extraordinary Transaction, then the Board may direct that all outstanding options shall be cancelled; PROVIDED; HOWEVER, that if such Extraordinary Transaction is only a partial sale of the Company, then, outstanding options shall be cancelled as directed by the Committee in its discretion. Any cancellation shall be effected either by permitting outstanding options to be exercised as if an Exercise Event set forth in Section 2.2(a) had occurred, so as to allow the affected grantees to participate in the Extraordinary Transaction, or by directing that the Company buy from each grantee and each grantee shall be obliged to sell to the Company for cash the unexercised portion of his option at a price equivalent to what the grantee would have received had he exercised his option and sold the underlying Common Stock in connection with the Extraordinary Transaction.

2.4      Dividends.

To the extent that dividends are declared and paid to holders of Common Stock, each grantee shall receive a dividend equivalent payment with respect to twenty percent (20%) of his option on or after the first anniversary of the date of grant, and with respect to an additional 20% on each of the next four anniversaries of such date of grant.

2.5      Default Rules Concerning Termination of Employment.

Subject to the other provisions of the Plan and unless the applicable Award Agreement otherwise provides:

         (a) GENERAL RULE. All options granted to a grantee shall terminate upon his termination of employment for any reason (including death) except to the extent post-employment exercise of an option is permitted in accordance with this Section 2.5.

         (b) IMPROPER ACTIVITY; QUIT. All options granted to a grantee shall terminate and expire on the day the grantee's employment is terminated for cause or he quits whether or not he is a party to a written employment contract. For purposes of this Section 2.5, "cause" shall mean (i) the conviction or pleading of nolo contendere with respect to a felony, or a misdemeanor involving moral turpitude or dishonesty in the conduct of the affairs of the Company or its subsidiaries, (ii) gross negligence or willful misconduct or malfeasance by a grantee in the performance of his or her duties as an officer or employee of the Company or any of its subsidiaries, (iii) failure by any grantee to obey the lawful directions of the Board of Directors or any executive officer of the Company or any of its subsidiaries to whom such grantee reports which directions are not materially inconsistent with such grantee's past or present duties and responsibilities, or (iv) breach of any noncompetition, nonsolicitation or confidentiality requirements set forth herein whether or not such agreement or requirement is enforceable under applicable law. Notwithstanding the foregoing, no grantee shall be deemed to have been terminated for cause pursuant to clauses
(ii) or (iii) until ten (10) days after there shall have been delivered to such grantee a written notice from the Company or such grantee's employer setting forth in reasonable detail the particulars forming the basis for such termination. The grantee shall be given the opportunity to be heard during such ten (10) day period before the Board of Directors respecting the matters set forth in such notice.

         (c) REGULAR TERMINATION; LEAVES OF ABSENCE. If the grantee's employment terminates for reasons other than as provided in subsection (b) or
(d) of this Section 2.5, the options granted to such grantee prior to such termination of employment may be exercised, if an Exercise Event as set forth in
Section 2.2(a) occurs during such post-termination period, until the earlier of
(a) sixty (60) days after grantee's termination of employment or (b) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Award Agreement; provided, that the Committee may in its sole discretion determine such


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other period for exercise in the case of an individual whose employment terminates solely because his employer ceases to be an Affiliate or he transfers his employment with the Company's consent to a purchaser of a business disposed of by the Company. The Committee may in its discretion determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of the Plan, and (ii) the impact, if any, of any such leave on outstanding Awards under the Plan.

         (d) DEATH. If a grantee's employment terminates by reason of death, or if a grantee's employment terminates in the manner described in
Section 2.5(c) and he dies within the period for exercise provided for therein, any option held by him immediately prior to his death shall be exercisable by the person to whom such option passes under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution), if an Exercise Event as set forth in Section 2.2(a) occurs during such post-termination period, until the earlier of (a) sixty (60) days after the grantee's death or termination, whichever was earlier, or (b) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Award Agreement.

2.6      NONCOMPETITION.

The grantees each individually covenant, by accepting an Award under the Plan, for the benefit of the Company and its Affiliates:

         (a) ACCESS. Each grantee acknowledges that he or she has had and will continue to have access to significant confidential and valuable information which can be used unfairly and to the harm of the Company by present or potential competitors in the buffet segment of the restaurant industry. The covenants set forth in this Section 2.6 are for the benefit of the Company and its Affiliates and may only be enforced by the Company or its Affiliates.

         (b) DURING EMPLOYMENT. Each grantee agrees that, during the period of his or her continued employment or consultancy by the Company or its Affiliates, he or she will not render services to or give advice to, Affiliate with (as employer, partner, consultant or otherwise), or invest or acquire any interest in, in whole or in significant part, any other person or organization, which is engaged in or about to become engaged in franchising, developing, owning or operating a restaurant or other food service establishment that utilizes, in whole or in significant part, a buffet (other than where incidental to primary tableside service), smorgasbord or cafeteria service format (a "Conflicting Organization"). Each grantee shall not, however, be prohibited from investing in securities of any company that is listed on a national securities exchange or traded on NASDAQ, provided that he or she does not hereafter own, or have the right to acquire, more than 3% of the outstanding voting securities of such a Conflicting Organization.

         (c) POST EMPLOYMENT. Each grantee further agrees that, until the expiration of a period of two (2) years after the cessation or termination of his or her employment or consultancy with the Company or any controlled Affiliate of the Company, whether voluntary or involuntary, with or without cause, he or she (i) will not render services or give advice to, or affiliate with (as employee, partner, consultant or otherwise) or invest or acquire any interest in, any Conflicting Organization operating within one-hundred miles of any location where a Company buffet restaurant is then currently operating, or where the Company, an Affiliate or a present or prospective franchise operator has leased or purchased, or is then negotiating to lease a purchase, a site on which it plans to operate a Company buffet restaurant and (ii) shall not, directly or indirectly, hire or solicit any person who has been employed by the Company or any Affiliate within one year prior to the date of such hiring or solicitation or encourage any such person to leave such employment. This Section shall not prevent a grantee from hiring or soliciting any


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employee or former employee (who is or was not a management or store management employee) of the Company or any Affiliate who responds to an add placed in a newspaper, magazine, periodical or Internet web site that is a public solicitation of prospective employees. Each grantee shall not, however, be prohibited from investing in securities of any company that is listed on a national securities exchange or traded on NASDAQ, provided that he or she does not hereafter own, or have the right to acquire, more than 3% of the outstanding voting securities of such Conflicting Organization. Notwithstanding the foregoing, if the business of the Conflicting Organization has separate and distinct divisions, a grantee may, following termination of such employment, render services to or give advice to, or affiliate with, a division that would not itself constitute a Conflicting Organization if, prior thereto, the Company received written assurances satisfactory to the Company from the Conflicting Organization and the grantee that grantee will not directly or indirectly render services or give advice or information to any division of such Conflicting Organization which would itself constitute a Conflicting Organization. This
Section 2.6 supersedes all noncompetition agreements in effect on the date of the initial Award to the grantee, between the grantee and Buffets, Inc. or any of its Affiliates.

         (d) BLUE PENCIL. If any court determines that any of the covenants set forth in Section 2.6, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

         (e) CONFIDENTIALITY. During and following the employment or consultancy of any grantee, the grantee will keep secret and retain in strictest confidence, and will not use for the benefit of himself or others except in connection with the business and affairs of the Company and its Affiliates, all confidential matters relating to the Company or its Affiliates including "know-how," financial information, trade secrets, recipes and formulas, lease or construction terms, consultant contracts, pricing policies, operational methods, marketing or franchising plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, training materials, designs and design projects and other business affairs relating to the Company or its Affiliates and will not disclose them to anyone outside of the Company and its Affiliates, whether during or after employment by or consultancy with the Company or its Affiliates, except (i) as required in the course of performing his or her duties for the Company or its Affiliates, (ii) with the Company's express written consent or (iii) to the extent any such confidential matter (A) is in the public domain or is generally known in the industry through no unlawful or wrongful act of the grantee or (B) must be disclosed by the grantee pursuant to law and the grantee's disclosure is limited to that reasonably required by law. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the grantee, or made available to the grantee concerning the business of the Company or its Affiliates, are and will be the Company's property and will be delivered to the Company promptly upon the termination of the grantee's employment with the Company or its Affiliates or at any other time on written request.

                                    ARTICLE 3
                                  MISCELLANEOUS

3.1      Amendment of the Plan; Modification of Awards.

         (a) PLAN AGENTS. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is


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necessary to comply with any tax or regulatory requirement; provided further that no such amendment, alteration, suspension, discontinuation or termination which impairs the rights of any grantee with respect to any Award theretofore granted to such grantee shall to that extent be effective without the consent of such grantee.

         (b) AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively, including, without limitation, any amendment which would (i) accelerate the time or times at which an Award may become exercisable and/or (ii) extend the scheduled termination or expiration date of an Award; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any grantee with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected grantee.

3.2      Restrictions.

         (a) CONSENT REQUIREMENTS. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award under the Plan, the acquisition, issuance or purchase of shares hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine not to make any payment whatsoever until Consent has been given if (i) the Committee may make any payment under the Plan in cash, stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms.

         (b) CONSENT DEFINED. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state, local or foreign law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Affiliate. The Company has amounts borrowed under various loan agreements, and such loan agreements limit the amount the Company can pay under this Plan and similar plans. If such payments are not allowed under a loan agreement, they will be deferred unless and until such time as they become allowable.

3.3      Nontransferability.

No Award shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights with respect to any Award shall be exercisable only by him.

3.4      Withholding Taxes.


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

A grantee may be required to pay to the Company and the Company shall have the right to withhold from any payment of cash or stock due under the Plan or from any compensation or other amount payable to a grantee the amount (in cash or shares of stock) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take all such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

3.5      Adjustments Upon Changes in Capitalization.

If and to the extent specified by the Committee, the number of shares of Common Stock which may be made subject to Awards under the Plan, the number of shares of Common Stock subject to Award and the exercise price of options theretofore granted under the Plan, (including without limitation the determination of EBITDA) shall be appropriately adjusted (as the Committee may determine in its sole discretion) for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock, capital infusions or other capital adjustments (including without limitation the incurrence of debt other than in the ordinary course of business) whether to make an acquisition or for any other purpose, or the payment of a stock dividend after the effective date of the Plan or other change in such shares of Common Stock effected without receipt of consideration by the Company. Adjustments under this Section 3.5 shall be made by the Committee based on the principle that any such adjustment shall be designed in good faith in a manner reasonably believed to reflect the economic impact of any of such events; provided, however, that the Committee's determination as to what adjustments shall be made, if any, and the extent thereof, shall be final, binding and conclusive.

3.6      Right of Discharge Reserved.

Nothing in the Plan or in any Award Agreement shall confer upon any person the right to continue in the employment of the Company or an Affiliate or affect any right which the Company or an Affiliate may have to terminate the employment of such person.

3.7      No Rights as a Stockholder.

No grantee or other person shall have any of the rights of a stockholder of the Company with respect to shares subject to an option until the issuance of a stock certificate to him for such shares. Except as otherwise provided in
Section 3.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

3.8      Nature of Payments.

         (a) Any and all Awards and payments hereunder shall be granted or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

         (b) All such Awards and payments shall be considered special incentive payments to the grantee and shall not, unless otherwise determined by the Committee, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate and the grantee.

         (c) By accepting an Award under the Plan, the grantee shall thereby waive any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided herein or in the applicable Award Agreement, notwithstanding any contrary provision in any written employment contract with the grantee, whether any such contract is executed before or after the grant date of the Award.

3.9      Non-Uniform Determinations.

         (a) Award Agreements may vary the provisions of Section 1.7(c), 2.2(a), 2.2(b), 2.2(c), 2.4(a), 2.4(b) and 2.6 provided that the particular Award


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

Agreements specifically reference this Section 3.9(a) establishing the intent to effect the variances.

         (b) The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreement, as to (a) the persons to receive options under the Plan, (b) the terms and provisions of options under the Plan and (c) the treatment of leaves of absence pursuant to Section 2.5(c).

3.10     Other Payments or Awards.

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11     Section Headings.

The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

3.12     Effective Date and Term of Plan.

         (a) The Plan shall be deemed adopted and become effective upon the approval thereof by the Board or such other date as the Board shall determine; provided that, notwithstanding any other provision of the Plan, no Award made under the Plan shall be exercisable unless the Plan is approved, directly or indirectly, by (i) the express consent of stockholders holding at least a majority of the Company's voting stock voting in person or by proxy at a duly held stockholders' meeting, or (ii) the unanimous written consent of the stockholders of the Company, within 12 months before or after the date the Plan is adopted.

         (b) The Plan shall terminate ten years after the earlier of the date on which it becomes effective or is approved by shareholders, and no Awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all Awards made under the Plan prior to such termination date shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreement.

3.13     Governing Law.

The Plan shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.


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